EXHIBIT 10.22

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAW, THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THE OPTION REPRESENTED HEREBY BE EXERCISED, EXCEPT IN ACCORDANCE WITH TERMS SET FORTH IN THIS AGREEMENT OR IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), made as of this 30th day of September, 2009, by and between WYNDCREST DD FLORIDA, INC., a Florida corporation (the “Corporation”), whose address is 11450 S.E. Dixie Highway, Suite 104, Hobe Sound, Florida 33455, and LYDIAN PRIVATE BANK (together with its successors and assigns, the “Optionee”), whose address is 180 Royal Palm Way, Palm Beach, Florida 33480.

RECITALS:

Pursuant to a Loan Agreement of even date herewith by and between the Corporation and the Optionee, the Optionee has agreed to make a loan to the Corporation in the principal amount of up to Twelve Million and 00/100 Dollars ($12,000,000 00) (the “Loan”).

The Loan is evidenced by a certain promissory note of even date herewith, in the original principal amount of up to Twelve Million and 00/100 Dollars ($12,000,000.00), executed by the Corporation in favor of the Optionee.

In consideration of Optionee making the Loan to the Corporation, the Board of Directors of the Corporation and the Shareholders of the Corporation have unanimously agreed that the Optionee shall be granted an option to purchase certain Shares (as hereinafter defined) of the Corporation’s common stock, upon the terms and conditions set forth in this Agreement.

In consideration of Optionee making the Loan to the Corporation, and in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the adequacy and receipt of which being hereby acknowledged, the parties hereto do hereby mutually agree as follows:

1.
GRANT. The Corporation hereby irrevocably grants to the Optionee the right and option (the “Option”), upon the terms and conditions hereinafter set forth, to purchase Nine Hundred Fifty-Two Thousand Nine Hundred Forty-One (952,941) shares of authorized but unissued common stock of the Corporation (the “Shares”) (the number of Shares is intended by the parties to constitute 15.0% of the Corporation’s now or hereafter issued shares of common stock (including the shares issued to Optionee pursuant to Optionee’s exercise of the Option hereunder), and shall not be subject to dilution prior to Optionee’s exercise of the Option hereunder, except in accordance with one or more of the Permitted Dilution Events more particularly described in Section 12 of this Agreement) upon the terms and conditions hereinafter set forth. The number of Shares shall be subject to adjustment as provided in Sections 8, 10 and 12 of this Agreement. The common stock to be issued upon exercise of the Option shall be unregistered unless the Company voluntarily Files a registration statement covering such shares with the Securities and Exchange Commission.

2.
PRICE. The purchase price for the Shares of common stock subject to this Option shall be Ten and 00/100 Dollars ($10,00). The Corporation and the Optionee agree that, as of the date of this Agreement, the fair market value of the Corporation’s common shares now and at all times during the Option Term (as hereinafter defined) is highly speculative and incapable of precise valuation.

3	WHEN EXERCISABLE. The Option may be exercised by the Optionee at any time between November 1, 2009 and November 1, 2014 (the “Option Term”).

4.
METHOD OF EXERCISING OPTION. At least ten (10) days prior to the date upon which the Option is to be exercised, Optionee shall deliver to the Corporation written notice of its election to exercise the Option, which notice shall specify the date and time for the transfer of the Shares to the Optionee pursuant to the Optionee’s exercise of the Option (the “Option Notice”). Each certificate for Shares purchased under this Option shall bear a legend as follows:

“The securities represented by this certificate have not been registered under the U.S. Securities Act of 1933 (the “Act”). The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the reasonable satisfaction of the Company.”

Additionally, when appropriate, each certificate for Shares purchased under this Option shall bear a legend in substantially the following form, provided that the Shareholders’ Agreement complies with all of the applicable requirements set forth in the Loan Agreement of even date herewith by and between Optionee and the Corporation:

“The transfer of the shares represented by this certificate, and all rights represented by such shares, are subject to, and restricted by, the terms of a Shareholders’ and Registration Rights Agreement (the “Shareholders’ Agreement’) dated                              between the Company and certain of its shareholders, as the same may be amended from time to time, a copy of which Shareholders’ Agreement is on file at the principal office of the Company and will be provided to a shareholder upon request and without charge. The Shareholders’ Agreement includes, among other things, certain voting agreements among the shareholders. Any person who wishes to become the owner of this certificate or of the shares which it represents, or to obtain any interest in such certificate of shares, shall agree to become bound by the provisions of such Shareholders’ Agreement. A copy of such Shareholders’ Agreement may be obtained from the company upon the written request of the holder hereof.”

5.
CONDITIONS TO EXERCISE OF OPTION. In order to enable the Corporation to comply with the Securities Act of 1933 (the “Securities Act”) and relevant stale law, the Corporation may require the Optionee, its successors or assigns, or any transferee as a condition of the exercising of the Option granted hereunder, to give written assurance reasonably satisfactory to the Company that the Shares subject to the Option are being acquired for his/her/its own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such Shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the Shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are subject to the requirement that, if at any time the Board shall reasonably determine that the listing, registration, or qualification of the Shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary under any state or federal law as a condition of, or in connection with the issue or purchase of Shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected. The Corporation agrees to continuously and diligently pursue, in good faith, any such actions as may be required under any state or federal law.

Furthermore, upon exercise of the Option, Optionee shall agree to be bound by any existing Shareholder’s Agreement, Registration Rights Agreement or similar agreement then in effect and binding the other shareholders of the Corporation, provided such Shareholder’s Agreement, Registration Rights Agreement or similar agreement complies with all of the applicable requirements set forth in the Loan Agreement of even date herewith by and between Optionee and the Corporation.

6.
TRANSFER. The Option shall be transferable in whole or in part at any time during the Option Term, subject to the conditions of exercise set forth in Section 5 above, by the Optionee with the prior written consent of the Corporation, not to be unreasonably withheld, conditioned or delayed. Optionee agrees that before any disposition is made of any Shares purchased pursuant to the exercise of the Option, Optionee shall give written notice to the Corporation describing briefly the manner of any such proposed disposition. Any such disposition shall require the prior written consent of the Corporation, not to be unreasonably withheld, conditioned or delayed. In addition, the Shares shall not be transferred unless and until (i) the Corporation has received the opinion of counsel for such owners that the Shares may be sold pursuant to an exemption from registration under the Act, or (ii) a registration statement relating to such Shares has been filed by the Corporation with the U.S. Securities and Exchange Commission and is in effect.

7
TERMS OF PAYMENT. Payment for the Shares purchased upon Optionee’s exercise of the Option shall be made in full in cash upon the date and time specified in the Option Notice. Simultaneously upon payment, the Corporation shall deliver to the Optionee certificates representing the Shares of the Corporation acquired by Optionee pursuant to the Optionee’s exercise of the Option.

8.
ADJUSTMENT OF NUMBER OF SHARES. The number of Shares of stock subject to the Option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of common stock of the Corporation resulting from payment of a stock dividend on the common stock, a subdivision or combination of shares of the common stock, or a reclassification of the common stock, or through reorganization, recapitalization, stock split and also in accordance with the provisions contained in Section 10 hereof.

9.
THE OPTIONEE’S CONTINUING RIGHT TO DESIGNATE A MEMBER OF THE CORPORATION’S BOARD OF DIRECTORS. Optionee shall have the continuing right to designate and appoint one (1) member to the Board of Directors of the Corporation (the identity of such designated director may be subject to change by the Optionee from time to time) for so long as Optionee shall have the right to exercise the Option under this Agreement, and, if Optionee has exercised the Option and has acquired the Shares in the Corporation, for so long as Optionee shall own fifty percent (50%) or more of the Shares acquired by Optionee at the time of the exercise of the Option. The Corporation and the shareholders of the Corporation shall take such necessary and desirable actions (including the voting of shares as necessary) such that Optionee’s designated director as provided in the first sentence of this Section 9 shall be elected to the Board of Directors of the Corporation. The provisions of this Section 9 shall be included in a shareholders’ agreement to be executed by and among the shareholders of the Corporation within thirty (30) days of the date of this Agreement in form and content reasonably acceptable to the Optionee (the “Shareholders Agreement”) and shall survive any exercise of the Option by Optionee.

10.	EFFECT OF MERGER OR CONSOLIDATION

(a)
After any merger of one or more corporations or other entities into the Corporation, or after any consolidation of the Corporation and one or more entities in which the Corporation shall be the surviving corporation, the Optionee shall, at no additional cost, be entitled, upon any exercise of the Option, to receive, in lieu of the number of Shares listed in Section 1 above, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the Optionee had been a holder of record of a number of shares of common stock of the Corporation equal to the number of Shares listed in Section 1 above.

(b)	Comparable rights shall accrue to the Optionee in the event of successive mergers or consolidations of the character described in this Section 10.

(c)
Anything contained herein to the contrary, upon the dissolution or liquidation of the Corporation, or upon any merger or consolidation in which the Corporation is not the surviving Corporation, the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or consolidation, to exercise the Option in full.

11.
PURCHASE FOR INVESTMENT ONLY. The Optionee represents to the Corporation that it is Optionee’s intention to acquire the Shares covered by the Option for investment and not with a view toward the distribution or sale thereof.

12.
SUBSCRIPTION RIGHTS AND PURCHASING STOCK. If prior to Optionees exercise of the Option herein granted, subscription rights in respect of new issues of stock of any class shall accrue to the holders of common stock of the Corporation, or if the Corporation elects to sell any of its authorized capital stock other than through subscription rights to the holders of its common stock, the Corporation shall provide the Optionee the right to acquire from the Corporation stock of the same class as each such new issue or stock to be sold in the following amount:

(i) An amount of such stock shall be equal to the amount to which the Optionee would have been entitled to subscribe if, at the date of the accrual of such subscription rights, the Optionee was the owner of the amount of common Shares of stock of the Corporation deliverable to it under this Agreement and Optionee, immediately prior to such accrual of subscription rights, had exercised its Option to acquire all such Shares of stock as provided in this Agreement,; (ii) or in the case of a sale of authorized capital stock, the Optionee shall be entitled to purchase an additional amount of the Corporation’s stock upon the same terms and conditions as the stock to be sold, that is to say, if the holders of outstanding common stock of the Corporation shall have been entitled to subscribe to one share of the new issue for each ten shares of common stock owned by them at the time of the accrual of such subscription rights, then the Optionee shall be entitled to acquire one share of stock of the same class of such new issue for each ten shares of common stock that would have been delivered to it under this Agreement if Optionee had exercised its Option under this Agreement immediately prior to the date of the accrual of such subscription rights; or (iii) if the Corporation elects to sell any of its authorized capital stock other than through subscription rights to the holders of its common stock, the Optionee shall be entitled to purchase a pro-rata percentage of the number of shares proposed to be sold on an equal pro-rata basis to the same extent as the other shareholders of the Corporation then existing immediately prior to such sale. The terms and conditions of the purchase of any shares of stock of the Corporation as contemplated by (i), (ii) and (iii) above shall be upon the same terms and conditions as the stock to be sold by subscription to the holders of the common stock of the Corporation, or upon the same terms and conditions as the common stock is proposed to be sold to persons other than holders of common stock of the Corporation.

Notwithstanding anything to contrary set forth in this Agreement, it is the intention of the Corporation and the Optionee that this Agreement grant the Optionee the right to acquire, pursuant to Optionee’s exercise of the Option, fifteen percent (15.0%) of the Corporation’s now or hereafter issued shares of common stock of the Corporation (including the shares issued to Optionee pursuant to Optionee’s exercise of the Option hereunder), and shall not be subject to dilution prior to Optionee’s exercise of the Option hereunder, except pursuant to one or more of the Permitted Dilution Events more particularly described below. In addition, it is the intention of the Corporation and the Optionee that the Shares acquired by Optionee pursuant to an exercise of the Option shall not be subject to dilution except pursuant to one or more of the Permitted Dilution Events more particularly described below. The provisions of this Section 12 shall be included in the Shareholders Agreement and shall survive Optionee’s exercise of the Option.

The following shall be the exclusive list of “Permitted Dilution Events”:

(i)    a public offering of the stock of the Corporation, provided that the Optionee is treated the same as the other shareholders of the Corporation then existing immediately prior to such offering and provided further that Optionee has a right to participate in such offering on an equal pro-rata basis to the same extent as the other shareholders of the Corporation then existing immediately prior to such offering;

(ii)   a private offering of the stock of the Corporation, provided that the Optionee is treated the same as the other shareholders of the Corporation then existing immediately prior to such offering and provided further that Optionee has a right to participate in such offering on an equal pro-rata basis to the same extent as the other shareholders of the Corporation then existing immediately prior to such offering; and

(iii)  the issuance by the Corporation of additional shares of stock in connection with an acquisition approved by Optionee or an acquisition made in accordance with the Loan Agreement of even date herewith by and between the Corporation and Optionee.

13.	DUTIES OF CORPORATION. The Corporation will at all times during the term of this Option:

(a)	Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)	Pay all documentary stamp taxes, if any, with respect to the issue of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith; and

(c)	Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

14.	GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida. Venue for all actions hereunder shall lie in Palm Beach County, Florida.

15.	REPRESENTATIONS AND WARRANTIES OF THE CORPORATION The Corporation represents and warrants to the Optionee that:

(a)
Due Incorporation, Qualification, etc. The Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Corporation; (b) the ability of the Corporation to pay or perform its obligations under the terms of this Agreement, the Loan Agreement of even date between the Corporation and Optionee, the Note (as defined in the Loan Agreement) or any of the other documents evidencing or securing the Loan (all of the foregoing being hereinafter referred to collectively as the “Transaction Documents”); or (c) the rights and remedies of Optionee under the Transaction Documents.

(b)
Authority. The execution, delivery and performance by the Corporation of the Transaction Documents and the consummation of the transactions contemplated thereby (i) shall be within the power of the Corporation and (ii) have been duly authorized by all necessary actions on the part of the Corporation.

(c)
Enforceability. Each Transaction Document executed, or to be executed, by the Corporation has been, or will be, duly executed and delivered by the Corporation and constitutes, or will constitute, a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)
Non-Contravention. The execution and delivery by the Corporation of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Corporation’s Articles of Incorporation or Bylaws (collectively, the “Organizational Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Corporation; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (as hereinafter defined) to accelerate (whether after the giving of notice or lapse of time or both), any mortgage, indenture, agreement, instrument or contract to which the Corporation is a party; or (iii) result in the creation or imposition of any Lien (as hereinafter defined) upon any property, asset or revenue of the Corporation (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, its business or operations, or any of its assets or properties For purposes of this Agreement, the term “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock Corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority. For purposes of this Agreement, the term “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(e)
Disclosure. The Corporation has provided the Optionee with all the information regarding the Corporation that such Optionee has. The Corporation represents and warrants that, to its knowledge, the (i) financial statements of the Corporation reviewed by the Optionee; and (ii) any other items reviewed by the Optionee during the course of its due diligence of the Corporation do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of circumstances under which they are made, not misleading.

(f)
No Violation or Default. The Corporation is not in violation of or in default with respect to (i) the Organizational Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Corporation; or (ii) any mortgage, indenture, agreement, instrument or contract to which the Corporation is a party, where, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a Material Adverse Effect.

16	NO AMENDMENT OF ORGANIZATIONAL DOCUMENTS; NO IMPAIRMENT

(a)          The Corporation hereby covenants that it will not amend its Organizational Documents in any manner that prejudices or impairs the rights, powers, benefits, privileges and obligations of the Optionee, or enter into any other contract, agreement or other obligation that prejudices or impairs the rights, powers, benefits, privileges and obligations of the Optionee, without the Optionee’s prior written consent, which consent the Optionee may withhold in its sole and absolute discretion.

(b)          The Corporation will not, by amendment of its Organization Documents, or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out all of such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights, benefits and privileges of the Optionee against impairment.

17.	MISCELLANEOUS.

(a)          ENTIRE AGREEMENT. The Agreement contains the entire agreement between the parties, except the other Transaction Documents, Neither Optionee nor Corporation, or any of their respective agents, has made any statement, promises or agreements verbally or in writing in conflict with the terms of this Agreement. No representations by either of the parties or their agents made during negotiations prior to execution of this Agreement shall be binding upon either of the parties unless these representations are contained in this Agreement.

(b)          BROKERAGE. Each party hereby covenants that there are no brokers involved in this Agreement or the Option transaction contemplated hereby. Each party hereby agrees to indemnify, defend and hold the other harmless from any and all claims, costs or damages incurred by the other party resulting from any breach of the foregoing.

(c)          CONSTRUCTION. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement or any portion of this Agreement may require, the same as if such words had been fully and properly written in the number and gender.

(d)          COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but such counterparts together shall constitute but one and the same instrument.

(e)          SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons whose circumstances are other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

(f)           AMENDMENT. No modification, alteration or amendment of this Agreement shall be binding unless in writing and executed by all of the parties hereto.

(g)          HEADINGS. The head notes to the Sections of this Agreement are inserted only as a matter of convenience and for reference, and in no way confine, limit or proscribe the scope or intent of any Section of this Agreement, nor in any way affect this Agreement.

(h)          BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

(i)           CALCULATION OF TIME PERIODS. In the event any time period provided for in this Agreement expires on a weekend or legal holiday (being defined as any holiday recognized by the United States Postal Service), this time period shall be automatically extended to the next business day.

(j)           WAIVER. Failure on the part of either party to complain of any action or non action on the part of the other, no matter how long the same may continue, shall not be deemed to be a waiver by that party of any of its rights hereunder. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

(k)          TIME IS OF THE ESSENCE. Time is of the essence of each and every provision of this Agreement.

(1)          NOTICES. All communications required hereunder shall be in writing and sent by either hand delivery, special delivery service (e.g., Federal Express) or certified mail, postage prepaid, return receipt requested. Notice shall be conclusively presumed to have been given three (3) business days after notice is sent by certified mail, the next business day after notice is sent by special delivery service, or upon receipt if sent by hand delivery. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is served as provided in this Section) shall be as set forth in the first paragraph of this Agreement.

(m)         USURY. It is the intention of the parties hereto to conform strictly to all applicable usury laws from time to time in force, and all agreements between Optionee and Corporation, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by exercise of the Option granted herein or otherwise, shall the amounts received by Optionee, for the use, forbearance or detention of the money to be loaned by Optionee to Corporation or otherwise, exceed the maximum amount permissible under all applicable usury laws. If under any circumstances whatsoever fulfillment of any provision of this Agreement or of any of the loan documents entered into between Optionee and Corporation, at the time performance of such provision shall be due, shall involve an amount or any portion thereof in excess of the limit of validity prescribed by applicable law, then ipso facto, the payment to be made or the amount to be delivered or to be fulfilled or the number of Shares of the stock to be issued under this Agreement shall be reduced to the limit of such validity; and if under any circumstances Optionee shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing under the promissory note of even date by which Optionee has loaned money to the Corporation and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness pursuant to such promissory note, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Corporation or to any other person making such payment on Corporation’s behalf. All sums paid or agreed to be paid to Optionee for the use, forbearance or detention of the indebtedness of the Corporation outstanding from time to time shall, including the value of the Shares of stock to be issued under this Agreement, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Loan until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term of the Loan. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Optionee and Corporation.

(n)          REMEDIES. The Corporation agrees that a monetary remedy for a breach of the terms and conditions of this Agreement will be inadequate and will be extremely difficult to prove, and further agrees that such a breach would cause the Optionee irreparable harm, and that Optionee shall be entitled to, in addition to any other remedy available at law or in equity, the remedy of specific performance and to temporary and permanent injunctive relief without the necessity of proving actual damages or posting a bond. Any such requirement of bond or undertaking is hereby waived by the Corporation, and the Corporation and the Optionee acknowledge that in the absence of such a waiver, a bond or undertaking may be required by the court.

(o)          ATTORNEYS’ FEES. If any party shall commence any action or proceeding against the other party in order to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs incurred, including, without limitation, reasonably attorneys’ fees and court costs, and including any reasonable attorneys’ fees and costs inclined in connection with any appellate proceedings or bankruptcy proceedings.

(p)          SURVIVAL. It is the intention of the Corporation and the Optionee that the obligations of the Corporation under this Agreement shall survive the exercise of the Option and shall survive the repayment of the Loan.

18.           WAIVER OF JURY TRIAL. OPTIONEE AND CORPORATION HEREBY WAIVE ANY AND ALL, RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR SUBSEQUENT PROCEEDING, BROUGHT BY EITHER OPTIONEE OR CORPORATION WITH RESPECT TO ANY OBLIGATION CREATED UNDER THIS AGREEMENT, THE NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS AGAINST ANY OR ALL OF THE OTHERS ON ANY MATTERS WHATSOEVER ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE, THE LOAN AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

[SIGNATURE, PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement effective as of the day and year first written above.

CORPORATION

WYNDCREST DD FLORIDA, INC, a Florida
corporation

By:	/s/ John C.Textor
Print Name: John C.Textor
Its: Chief Executive Officer

[STOCK OPTION AGREEMENT]

OPTIONEE

LYDIAN PRIVATE BANK

By:	/s/ Jerome M.Ellis
Print Name:	Jerome M.Ellis
Its:	Chief Credit Officer